                                                                  EXHIBIT 4.2(b)

                            MORTGAGE, DEED OF TRUST,
              ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT,
              FINANCING STATEMENT AND FIRST SUPPLEMENTAL INDENTURE

                           dated as of June __, 1995

                                    between

                           WILMINGTON TRUST COMPANY,
                      a Delaware banking corporation, and
                        WILLIAM J. WADE, an individual,
             not in their individual capacities except as expressly
                 stated herein, but solely as the Owner Trustee
          under the Trust Agreement [1995-*] dated as of June __, 1995

                                      and

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                        a national banking association,
                     and KATHY A. LARIMORE, an individual,
                     not in their individual capacities but
                            as the Indenture Trustee

                          Leveraged Lease of the Store
                                  located at:
                              ___________________

RECORDING REQUESTED BY                             THIS DOCUMENT WAS, WITH
AND UPON RECORDATION                               THE ADVICE OF LOCAL
RETURN TO:                                         COUNSEL, PREPARED BY:

Shawmut Bank Connecticut,                          Timothy G. Little, Esq.
National Association                               Shearman & Sterling
777 Main Street                                    153 East 53rd Street
Hartford, Connecticut  06115                       New York, New York  10022
Attention:  Corporate Trust Administration         (212) 848-4686

THIS INSTRUMENT IS TO BE INDEXED AS A MORTGAGE/DEED OF TRUST AND AS A FIXTURE FILING.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

RECITALS....................................................................   1

GRANT OF SECURITY...........................................................   2

                                   ARTICLE 1

                                   THE NOTES
 ............................................................................   7
     SECTION 1.1  Definitions...............................................   7
     SECTION 1.2  Designation of the Notes..................................   7
     SECTION 1.3  Maximum Principal Amount..................................   7
     SECTION 1.4  Maturities................................................   7
     SECTION 1.5  Denominations.............................................   8
     SECTION 1.6  Principal; Interest Payments, Interest Payment Dates and
          Interest Rates....................................................   8
     SECTION 1.7  Redemption................................................   9
     SECTION 1.8  Form of the Series * Notes................................   9
     SECTION 1.9  Certificate of Authentication.............................   9
     SECTION 1.10 Other Terms...............................................   9
     SECTION 1.11 Equally and Ratably Secured Notes.........................   9
     SECTION 1.12 Indenture Estate..........................................   9
     SECTION 1.13 Satisfaction and Discharge................................  10

                                   ARTICLE 2

                     INDENTURE EVENTS OF DEFAULT; REMEDIES
 ............................................................................  10
     SECTION 2.1  Enforcement of Remedies...................................  10
     SECTION 2.2  Actions for Ratable Benefit of Noteholders................  13
     SECTION 2.3  Noteholders May Demand Enforcement of Rights by the
          Indenture Trustee.................................................  13
     SECTION 2.4  Control by Noteholders....................................  14
     SECTION 2.5  Noteholder May Not Bring Suit Except Under Certain
          Conditions........................................................  14
     SECTION 2.6  Right of Noteholders to Receive Payment Not to Be
          Impaired..........................................................  15
     SECTION 2.7  No Action Contrary to Tenant's Rights Under the Lease.....  15
     SECTION 2.8  Waiver of Stay............................................  16
     SECTION 2.9  Right of the Indenture Trustee to Perform Covenants, Etc..  16
     SECTION 2.10 Restoration of Rights and Remedies........................  16
     SECTION 2.11 Rights and Remedies Cumulative............................  17

     SECTION 2.12 Right of the Owner Trustee to Pay Interest,
          Principal, Etc....................................................  17

ARTICLE 3

                           SUBORDINATION OF INDENTURE
 ............................................................................  19
     SECTION 3.1  Subordination of Security Interest in Indenture Estate for
          Reasons Other Than Condemnation...................................  19
     SECTION 3.2  Appointment of the Indenture Trustee as Attorney-in-Fact..  19

ARTICLE 4

                            MISCELLANEOUS PROVISIONS
 ............................................................................  19
     SECTION 4.1  Execution in Counterparts.................................  19
     SECTION 4.2  Tenant Not Liable.........................................  19
     SECTION 4.3  Limitation of Liability...................................  19
     SECTION 4.4  Security Agreement and Financing Statement................  20
     SECTION 4.5  Assignment of Rent........................................  20
     SECTION 4.6  State Law Provisions......................................  20
     SECTION 4.7  Execution as First Supplemental Indenture.................  20
     SECTION 4.8  Responsibility for Recitals, Etc..........................  20
     SECTION 4.9  GOVERNING LAW.............................................  21
     SECTION 4.10 Ratification of Indenture.................................  21
     SECTION 4.11 Effect of Headings and Table of Contents..................  21
     SECTION 4.12 Successors and Assigns....................................  21
     SECTION 4.13 Severance.................................................  21
     SECTION 4.14 Benefits of Indenture.....................................  21
     SECTION 4.15 No Recourse Against Others................................  21
     SECTION 4.16 Exculpation...............................................  21
     SECTION 4.17 Compensation, Reimbursement and Indemnification...........  22

MORTGAGE, DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental
                                                            ------------------
Indenture"), dated as of June __, 1995, between:
- ---------

     WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as owner trustee (together with its permitted successors and assigns, the "Corporate Owner Trustee") having an address at 1100 North Market Street,
     ------------------------
     Rodney Square North, Wilmington, Delaware 19890-0001 and WILLIAM J. WADE, not in his individual capacity, except as expressly provided herein, but solely as owner trustee (together with his permitted successors and assigns, the "Individual Owner Trustee"; together with the Corporate Owner
                   ------------------------
     Trustee, the "Owner Trustee", as trustees under that certain Trust
                   -------------
     Agreement (1995-*), dated as of June __, 1995 (the "Trust Agreement")),
                                                         ---------------
     having an address c/o the Corporate Owner Trustee,

                                      and

     SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, not in its individual capacity, except as expressly provided herein, but solely as trustee hereunder (together with its permitted successors and assigns, the "Corporate Indenture Trustee"), having an
                                  ---------------------------
     address at 777 Main Street, Hartford, Connecticut 06115, and KATHY A. LARIMORE, an individual having an address at 777 Main Street, Hartford, Connecticut 06115, not in her individual capacity, except as expressly provided herein, but solely as trustee hereunder (together with her permitted successors and assigns, the "Co-Indenture Trustee"; together with
                                            --------------------
     the Corporate Indenture Trustee, the "Indenture Trustee"), having an
                                           -----------------
     address c/o the Corporate Indenture Trustee.


     RECITALS:
     --------

          (a) The Owner Participant and the Owner Trustee have entered into the Trust Agreement whereby, among other things, the Owner Trustee has declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the lien and security interest of this First Supplemental Indenture and the Owner Trustee is authorized and directed to execute and deliver this Indenture;

          (b) The Owner Trustee has heretofore executed and delivered to the Indenture Trustee a Trust Indenture of even date herewith (the "Original
                                                                --------
Indenture", together with this First Supplemental Indenture and any subsequent
- ---------
Supplemental Indentures, the "Indenture") with respect to the Property that
                              ---------
provides, inter alia, for the issuance from time to time of Notes to be issued
          ----- ----
in one or more series;

          (c) Sections 2.12 and 11.1 of the Original Indenture provide, among other things, that the Owner Trustee and the Indenture Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes of any series as permitted by such Sections;

          (d) The Owner Trustee desires the issuance of a series of Notes with differing maturities, to be designated as "Series *-1 Notes" and the "Series *- 2 Notes" (collectively, the "Series * Notes") in order to finance a portion of
                             --------------
the Owner Trustee Purchase Price in connection with the purchase by the Owner Trustee of its interests in the Property;

          (e) All action on the part of the Owner Trustee necessary to authorize the issuance of the Series * Notes under the Original Indenture and this First Supplemental Indenture has been duly taken; and

          (f) All acts and things necessary to make the Series * Notes, when executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Owner Trustee, and to constitute this First Supplemental Indenture as a valid and binding Supplemental Indenture according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the creation and issuance under the Indenture of the Series * Notes have in all respects been duly authorized, and the Owner Trustee, in the exercise of the legal right and power vested in it, executes this First Supplemental Indenture and proposes to create, execute, issue and deliver the Series * Notes.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that in consideration of the premises, of the acceptance by the Indenture Trustee of the trust hereby created and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure (collectively, the "Secured Obligations") (a) the payment of the principal of,
                    -------------------
the Make-Whole Premium, if any, and interest on, the Notes Outstanding from time to time under the Indenture according to their tenor and effect, and (b) the performance and observance by the Owner Trustee for the benefit of the Noteholders and the Indenture Trustee of all the covenants, agreements and provisions contained herein, in accordance with the terms of the Indenture, in each case for the uses and purposes and subject to the terms and provisions hereof:

     GRANT OF SECURITY:
     -----------------

     The Owner Trustee hereby grants, transfers, assigns, mortgages, warrants, aliens, demises, releases, sets over, grants a lien and security interest, delivers and conveys to the Indenture Trustee, its successors and assigns, with power of sale and right of entry, upon the terms herein set forth, the following described property, rights and privileges, whether now owned or held or hereafter acquired (herein referred to collectively, the "Indenture Estate"), to wit:
 ----------------

          (a) the Estate for Years in the land described in Exhibit A hereto
                                                            ---------
(the "Land");
      ----

          (b) the Improvements located on the Land;

          (c) all right, title and interest of the Owner Trustee, now existing or hereafter arising, in and to the Option Agreement, the Tripartite Agreement and the Lease (collectively, the "Granting Clause Documents") and all sums now
                                  -------------------------
or hereafter payable to the Owner Trustee with respect thereto, including, without limitation, (i) all amounts of Rent (other than Excepted Payments) now or hereafter payable (the "Assigned Payments") and (ii) all rights (exclusive of
                           -----------------
Excepted Rights) of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of the Granting Clause Documents in connection with the Landlord Interest (including, without limitation, all of the Owner Trustee's right, title, interest and estate in, to and under any and all warranties and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, use or maintenance of the Landlord Interest), as well as all rights, powers and remedies on the part of the Owner Trustee, now existing or hereafter arising and whether arising under the Granting Clause Documents in connection with the Landlord Interest, or by statute or at law or equity or otherwise, arising out of any Event of Default;

          (d) all moneys and securities now or at any time hereafter paid to or deposited with or required to be paid to or deposited with the Indenture Trustee pursuant to any provision of the Indenture or any Granting Clause Document (other than deposits made pursuant to Section 3.1(c) of the Original Indenture) and held or required to be held by the Indenture Trustee hereunder;

          (e) all other rents, issues, profits, products, revenues and other income of all property from time to time subjected to the lien and security interest of this First Supplemental Indenture relating to or in connection with the Landlord Interest and all right, title and interest of every nature whatsoever of the Owner Trustee, now existing or hereafter arising, in and to the same and every part thereof;

          (f) all other property of every kind and description, real, personal and mixed, including all equipment, fixtures and goods, and all interests therein, now owned or hereafter acquired by the Owner Trustee, pursuant to the provisions of the Granting Clause Documents; and

          (g) all proceeds of any of the foregoing.

     BUT EXCLUDING, HOWEVER, from the Indenture Estate any and all Excepted Payments and Excepted Rights now existing or hereafter arising and subject to the following provisions:

          (aa) Without regard to the existence of an Indenture Event of Default, the Owner Trustee at all times shall retain, to the exclusion of the Indenture Trustee, the rights (I) to adjust Basic Rent and/or Termination Value in accordance with the terms of the Lease, (II) to perform Tenant's obligations pursuant to Article 42 of the Lease, (III) to solicit bids and/or to elect to retain the Property pursuant to Article 39 of the Lease, (IV) to accept or reject a Tenant's Purchase Offer in accordance with Article 40 of the Lease, (V) to take any action with respect to purchase options and/or renewal options under the Lease, including, but not limited to, the determination of fair market value, fair market rental value or remaining useful life of the Property made in connection therewith and (VI) to select accountants, engineers, counsel or appraisals required in connection with the Lease.

          (bb) In addition to the rights of the Owner Trustee set forth in clause (aa) above, so long as no Indenture Event of Default shall have occurred and be continuing, the Owner Trustee at all times shall retain, to the exclusion of the Indenture Trustee (except with respect to those rights shared with the Indenture Trustee as set forth in clause (cc) below), all other rights of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of the Granting Clause Documents including, but not limited to, (1) any such elections, options, decisions, determinations, notices, consents, waivers, approvals or actions with respect to alterations, additions (structural or otherwise), additional buildings or structures or any demolition and any non-disturbance and attornment agreements granted by the Owner Trustee; and (2) the right to request payment of that portion of Basic Rent, Termination Value or Adjusted Termination Value (and interest thereon) in excess of the amount necessary to pay any principal, Make-Whole Premium and interest then due on the Notes; provided, however, that, except insofar as the same relates to Excepted
       --------  -------
Payments to which the Owner Trustee or the Owner Participant is entitled, the Owner Trustee shall not, without prior written consent of the Indenture Trustee given with the consent of a Majority in Interest of Noteholders, agree to any amendment to, or any modification, waiver, discharge, supplement or termination of, or grant any consent under, any term or provision of (i) the following provisions of the Lease: Article 1, Article 2 (if the result thereof would be to shorten the term of the Lease to a period shorter than the period ending with the latest maturity of any series of the Notes), Article 3(a) (if the result thereof would be (x) that the Basic Rent payable thereunder would be insufficient to pay principal or interest on the Notes as same became due and payable or (y) to reduce the amounts payable to or for the account of the Indenture Trustee or the Pass Through Trustee), Article 3(b) (if the result thereof would be that the Special Additional Rent payable thereunder would be insufficient to pay the amounts then due and payable under the Notes), Article 3(c)(i), Article 3(d), Article 3(e), Article 4, Article 6 (other than the contest provisions set forth in such Article and provided that the result thereof would not materially reduce Tenant's obligations with respect to the payment of Assessments), Article 7, Article 9, Article 10 (other than any waiver or supplement of any obligation of Tenant thereunder if the result thereof would not materially affect the fair market value of the Demised Premises), Article 11, Article 12, Article 13 (if the result thereof would be to permit Tenant to grant easements, release easements, transfer portions of the Property or take any other actions that would materially adversely affect the fair market value of the Landlord Interest), Article 14 (if the result thereof would be to permit Tenant to terminate the Lease upon the occurrence of an insubstantial casualty or adversely affect or delay or decrease the amount of any prepayment of the Notes), Article 15 (if the result thereof would be to permit Tenant to terminate the Lease upon a taking of less than a substantial portion of the Property or adversely affect or delay or decrease the amount of any prepayment of the Notes), Article 17, Article 19, Article 20, Article 21, Article 25, Article 27,
Article 29, Article 34, Article 36, Article 38, Article 39, Article 40 (if the result thereof would adversely affect or delay or decrease the amount of any prepayment of the Notes), Article 41 (other than any waiver or supplement of any obligation of Tenant thereunder if the result would not materially affect the fair market value of the substitute property), Article 42, Article 43, Article 46 or Article 49; (ii) the definitions contained in Appendix A to the extent that any amendment, modification, waiver, discharge, supplement or termination, or consent to any thereof, would result in a substantive change to any of the foregoing provisions which would contradict or alter any such provision in a manner that would be prohibited as set forth above; or (iii) the Tripartite Agreement or the Option Agreement if the result thereof would be a material diminution of the rights or interests granted Landlord thereby.

          (cc) During the continuance of any Indenture Event of Default caused by an Event of Default, the Owner Trustee at all times shall be entitled on a nonexclusive basis with the Indenture Trustee to (i) enforce any covenant or obligation (including obligations in respect of the payment of Rent) of Tenant under the Lease; provided that in so enforcing any such covenant, the Owner
                 --------
Trustee may not exercise any remedies under Article 21 of the Lease other than as provided in clause (ii) below, unless such exercise is required by law in order to effect the Owner Trustee's rights under clause (ii) below, (ii) declare the Lease in default and exercise remedies solely pursuant to Article 21(d)(iv) thereof (and such other remedies as are required by law in order to effect the rights of the Owner Trustee under this clause), (iii) give or receive any notice, consent, opinion, document, information, estoppel certificate, waiver, approval or make any determination under the Lease and (iv) determine the fair market value or the fair market rental value of the Property, provided that any
                                                              --------
amount obtained by the Owner Trustee, as a consequence of any of the above actions which is payable to the Indenture Trustee or any Noteholder or to which the Indenture Trustee is entitled shall (apart from Excepted Payments) be received by the Owner Trustee, for the benefit of, and immediately paid over to, the Indenture Trustee.

          (dd) The Owner Trustee shall at all times retain the right, on a nonexclusive basis with the Indenture Trustee, to (i) receive from Tenant any notices, certificates or other reports which Tenant shall provide pursuant to the Operative Documents, (ii) make any inspection of the Property permitted under the Lease, (iii) give any notice of default for nonpayment of Additional Rent and (iv) take any action under Article 41 of the Lease.

          (ee) Subject to the restrictions on the actions of Landlord contained in subparagraphs (aa) and (bb) above, but otherwise without the consent of any of the Noteholders, at any time and from time to time, the respective parties to the Operative Documents may modify, amend or supplement any of such Operative Documents (other than this First Supplemental Indenture or the Original Indenture) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or modifying in any manner the rights of the respective parties thereunder or may give any consent or waiver thereunder; provided, however, that no such modification, amendment, supplement,
            --------  -------
consent or waiver shall, without the consent of each Noteholder affected thereby, modify, amend or supplement, or give any consent in respect of or waive any provision of, the Lease in such manner (i) as to reduce the amounts payable by Tenant under the Lease assigned to the Indenture Trustee, or change the time for the payment thereof, so that such payments are less than the amounts necessary to pay the principal of, the Make-Whole Premium, if any, and interest on the Outstanding Notes when due (whether at maturity, upon acceleration or otherwise) or (ii) as would release Tenant from its obligation in respect of payment of Rent, Termination Value or any other amount payable under the Lease and intended to be used to pay the principal of, the Make-Whole Premium, if any, or interest on the Notes, in any manner inconsistent with clause (i) above.

     PROVIDED, HOWEVER, THAT (i) during the continuance of an Indenture Event of
     --------  -------
Default caused by reason other than an Event of Default, the Indenture Trustee shall have the exclusive right to declare an Event of Default and to pursue any and all remedies thereunder and (ii) during such time as Tenant is the owner of the beneficial interest in the Trust, the Indenture Trustee shall have the exclusive right to exercise the rights of the Owner Trustee and of Landlord under the Lease and the other Operative Documents.

     If the Land is located in the States of Alaska, Louisiana, Massachusetts, Michigan, New York, Ohio or South Carolina, this First Supplemental Indenture is a Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and First Supplemental Indenture. If the Land is located in the States of California, Idaho, Mississippi, Missouri, Nevada, North Carolina, Texas or Virginia, this First Supplemental Indenture is a Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and First Supplemental Indenture.

     IT IS HEREBY COVENANTED AND AGREED that all the Series * Notes are to be issued and delivered, and that all property, rights and privileges subject or to become subject hereto are to be held subject to the further covenants, conditions, uses and trusts herein set forth, and the Owner Trustee, intending to be legally bound hereby, hereby covenants and agrees with the Indenture Trustee for itself and for the equal and proportionate benefit and security of the Noteholders of the Outstanding Series * Notes from time to time, and the Indenture Trustee agrees to accept the trusts and duties herein set forth, as follows:


                                   ARTICLE 1

                                   THE NOTES

          SECTION 1.1  Definitions.   Unless the context shall otherwise
                       -----------
require, each of the capitalized terms used in this First Supplemental Indenture and not otherwise defined in this First Supplemental Indenture shall have the meaning assigned to it in Appendix A hereto, and the rules of usage set forth in such Appendix A shall apply thereto. As used in this First Supplemental Indenture, the term "parties" means, collectively, the Owner Trustee and the
                     -------
Indenture Trustee. Unless otherwise indicated, references in this First Supplemental Indenture to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this First Supplemental Indenture.

          SECTION 1.2  Designation of the Notes.  There is created by this First
                       ------------------------
Supplemental Indenture the Series * Notes. The Series * Notes may forthwith be executed by the Owner Trustee and delivered to the Indenture Trustee for authentication and delivery by the Indenture Trustee in accordance with the provisions of Section 1.12 of the Original Indenture.

          SECTION 1.3  Maximum Principal Amount.  Except as otherwise provided
                       ------------------------
in the Indenture, the Series * Notes shall be limited in an aggregate principal amount to $_______. The Series *-1 Notes in the principal amount of $_______ shall have a Stated Maturity of ______ __, 20__ and the Series *-2 Notes in the principal amount of $_______ shall have a Stated Maturity of _____ __, 20__.

          SECTION 1.4  Maturities.  The Series * Notes shall be dated the date
                       ----------
hereof, shall have stated maturities on the dates and years set forth below, and shall have aggregate principal amounts as set forth below:

                               Aggregate
                    Stated     Principal
           Note     Maturity   Amount
           ------   --------   ---------
           *-1                 $________
           *-2                 $________


          SECTION 1.5  Denominations.  The Series * Notes shall be issued in
                       -------------
denominations of $1,000 of principal amount or integral multiples thereof.


          SECTION 1.6  Principal; Interest Payments, Interest Payment Dates and
                       --------------------------------------------------------
Interest Rates.
- --------------

          (a) Each of the Series * Notes shall bear interest at the rates specified in such Series * Notes on the principal amount from time to time outstanding in respect of the period commencing on and including the date of issuance of such Series * Notes and ending on and excluding the date when the principal amount of such Series * Notes shall have been paid in full and shall be payable on each Interest Payment Date specified in such Series * Notes; provided, that if such Interest Payment Date shall not be a Business Day, any
- --------
such interest shall be payable on the next succeeding Business Day and such extension of time shall not be included in the computation of interest.

          (b) The principal of each Series * Note shall be payable in installments, on each Installment Payment Date and at Stated Maturity, in amounts equal to the Installment Payment Amount for each Installment Payment Date and Stated Maturity, as provided in such Series * Notes.

          (c) Payment of interest and Installment Payment Amounts, if any, payable on any Interest Payment Date or any Installment Payment Date (other than the Stated Maturity of the Series * Notes) shall be on each Interest Payment Date or Installment Payment Date (other than the Stated Maturity of the Series * Notes) to the holder of record on the relevant Record Date. With respect to the Series * Notes, "Record Date" for the interest or Installment Payment Amounts
                 -----------
payable on any Interest Payment Date or Installment Payment Date shall mean the calendar day (whether or not a Business Day) which is 15 calendar days prior to the related Interest Payment Date or Installment Payment Date.

          (d) The principal of, Make-Whole Premium, if any, and interest on the Series * Notes shall be payable in immediately available funds at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 5.3 of the Original Indenture, or as otherwise directed in the manner herein provided. Notwithstanding the foregoing or any provision in any Series * Notes to the contrary, the Indenture Trustee will pay, or cause to be paid; if so requested by any

Holder of Series * Notes by written notice to the Owner Trustee and the Indenture Trustee, all amounts payable by the Owner Trustee hereunder to such Holder of Series * Notes or a nominee therefor either (i) by transferring by wire in immediately available funds to an account maintained by such Holder of Series * Notes with a bank in the United States the amount to be distributed to such Noteholder or (ii) by mailing a check denominated in U.S. dollars to such Holder of Series * Notes at such address as such Holder of Series * Notes shall have specified in such notice, in any case without any presentment or surrender of any Series * Notes, except that any Holder of Series * Notes shall surrender any Series * Notes to the Indenture Trustee upon payment in full of the principal amount of and interest on such Series * Notes and such other sums payable to such Holder hereunder or under the Series * Notes.

          SECTION 1.7  Redemption. The Series * Notes shall be subject to
                       ----------
redemption as set forth in Article 6 of the Original Indenture and notice of any such redemption shall be given in accordance with Sections 6.2, 6.3 and 6.4 thereof. The Redemption Price for each such Series * Note redeemed shall be as set forth in Section 6.1 thereof.

          SECTION 1.8  Form of the Series * Notes.  The Series * Notes shall be
                       --------------------------
issued in substantially the form attached as Exhibit B hereto.
                                             ---------

          SECTION 1.9  Certificate of Authentication.  The form of the
                       -----------------------------
certificate of authentication of the Series * Notes to be executed by the Indenture Trustee shall be as set forth at the end of Exhibit B. The alternate
                                                      ---------
form of certificate of authentication for the Series * Notes to be executed by an Authenticating Agent on behalf of the Indenture Trustee shall be as set forth in Section 9.10 of the Original Indenture.

          SECTION 1.10  Other Terms.  The Series * Notes shall have and be
                        -----------
subject to such other terms not inconsistent with the terms of this First Supplemental Indenture as are set forth in the Original Indenture.

          SECTION 1.11  Equally and Ratably Secured Notes.  All Series * Notes
                        ---------------------------------
shall be equally and ratably secured by this First Supplemental Indenture and the Indenture Estate, without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or Stated Maturity of such Series * Notes, so that all Outstanding Series * Notes shall have the same right, lien and preference under and by virtue of the Indenture and the Indenture Estate.

          SECTION 1.12  Indenture Estate.  Neither the Owner Participant nor any
                        ----------------
Noteholder shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Series * Note or other right, title or interest of the Owner Participant in and to the Indenture Estate or hereunder shall operate to terminate the Indenture or the trusts thereunder or entitle any successor or transferee of the Owner

Participant to any accounting or to the transfer to it of legal title to any part of the Indenture Estate, other than as set forth in the Original Indenture and this First Supplemental Indenture, and such restriction shall run with the land and survive any termination of this First Supplemental Indenture in violation thereof.

          SECTION 1.13  Satisfaction and Discharge.  The Series * Notes shall be
                        --------------------------
subject to satisfaction and discharge as provided in Section 3.1 of the Original Indenture.


                                   ARTICLE 2

                     INDENTURE EVENTS OF DEFAULT; REMEDIES

          SECTION 2.1  Enforcement of Remedies.
                       -----------------------

          (a) Subject to Section 8.4 of the Original Indenture, Section 2.12 hereof and the limitations set forth in this Section 2.1(a), if an Indenture Event of Default that arises out of an Event of Default shall have occurred and be continuing, then in every such case the Indenture Trustee, as assignee and grantee or secured party hereunder or otherwise, may, to the extent permitted by Applicable Law, exercise any or all of the rights and powers and pursue any or all of the remedies set forth in Section 2.1(b); provided, however, that,
                                                 --------  -------
notwithstanding any provision herein to the contrary, the Indenture Trustee shall not exercise any remedies against the Indenture Estate seeking to deprive the Owner Trustee of its interests therein unless a declaration of acceleration has been made pursuant to Section 8.2 of the Original Indenture. Any provision of the Lease, the Original Indenture, this First Supplemental Indenture or any other Operative Document to the contrary notwithstanding, the Indenture Trustee shall not foreclose the lien of this First Supplemental Indenture or otherwise exercise remedies which would result in the exclusion of the Owner Trustee from the Indenture Estate or any substantial part thereof demised as a result of any Indenture Event of Default that arises solely by reason of one or more events or circumstances that constitute an Event of Default under the Lease unless either
(i) the Indenture Trustee has exercised or is currently exercising remedies under Article 21 of the Lease involving termination of the Lease or termination of Tenant's right to possession thereunder or (ii) (A) such Event of Default shall have continued for a period of at least 270 days and (B) a stay is in effect prohibiting the exercise of such remedies as of the expiration of such 270 day period.

          (b) In the event of an occurrence of any Indenture Event of Default and an acceleration of the Series * Notes pursuant to, and in accordance with,
Section 8.2 of the Original Indenture, then, subject to Sections 2.1(a) and 2.12 hereof and Section 8.4 of the Original Indenture, the Indenture Trustee may, subject to the rights of Tenant under Section 2.7, without notice to or demand upon the Owner Trustee, which are expressly waived by the Owner Trustee (except for notices or demands otherwise required by Applicable Law to the extent not effectively waived by the Owner Trustee and any notices or demands specified below), and without releasing any Secured Obligations, exercise any one or more of the following remedies as the Indenture Trustee may determine:

          (i) The Indenture Trustee may, either directly or through an agent or court-appointed receiver, and without regard to the adequacy of any security for the Secured Obligations, exercise any or all of the rights and powers and pursue any or all of the remedies under the Lease (including
     Article 21 thereof) and, in connection therewith, corresponding remedies under this Section 2.1(b), and may take possession of all or part of the Indenture Estate and may exclude the Owner Trustee and Tenant and, to the extent permitted by Applicable Law, all Persons claiming under either of them wholly or partly therefrom.

          (ii) The Indenture Trustee may enter upon and take possession of any or all of the Indenture Estate, and lease and let the Indenture Estate, or any part thereof, and receive all the rents (including Basic Rent), issues and profits thereof which are overdue, due or to become due, and apply the same, after payment of all reasonably necessary charges and expenses, on account of the Series * Notes, and the Indenture Trustee is hereby given and granted full power and authority to do any act or thing which the Owner Trustee might or could do in connection with the management and operation of any or all of the Indenture Estate. This covenant shall become effective either with or without any action brought to foreclose this First Supplemental Indenture and without applying at any time for a receiver of such rents.

          (iii) The Indenture Trustee may institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this First Supplemental Indenture, and proceed thereon to final judgment and execution of the entire unpaid balance of the Series * Notes which is then due and payable including costs of suit, interest and reasonable attorneys' fees. In case of any sale of the Indenture Estate by virtue of judicial proceedings, the Indenture Estate may be sold in one parcel and as an entirety or in such parcels, manner or order as the Indenture Trustee in its sole discretion may elect. Subject to the rights of Tenant, the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights will not be asserted by the Owner Trustee as a defense in any proceeding instituted by the Indenture Trustee to realize upon the Indenture Estate. Notwithstanding the foregoing, if there is an Event of Default under the Lease, unless it is legally constrained from doing so, the Indenture Trustee will join Tenant as a party defendant in any foreclosure action.

          (iv) The Indenture Trustee may appoint a receiver of the rents, issues and profits of the Indenture Estate without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of the Owner Trustee or any Person who may be legally or equitably liable to pay moneys secured hereby, or any other statutory grounds for such appointment, and the Owner Trustee and each such Person waive such proof and hereby consent to the appointment of a receiver.

          (v) In the event the Owner Trustee, the Owner Participant, or any Affiliate of either of them, is in fact (not constructively) physically occupying the Indenture Estate, or any part thereof, it is hereby agreed that the Owner Trustee shall pay such reasonable rental monthly in advance as the Indenture Trustee shall demand for the Indenture Estate, or the part so occupied, and the use of personalty covered by this First Supplemental Indenture, such amounts to be applied in accordance with Section 4.3 of the Original Indenture.

          (vi) The Indenture Trustee may apply on account of the Series * Notes and the interest and Make-Whole Premium, if any, thereon or on account of any arrearage of interest thereon, or on account of any balance due pursuant to the Series * Notes or after a foreclosure sale of the Indenture Estate, or any part thereof, all in accordance with the provisions of
     Section 4.3 of the Original Indenture, any unexpended moneys other than Excepted Payments still retained by the Indenture Trustee that were paid to the Indenture Trustee by Tenant pursuant to the Lease or otherwise or by the Owner Trustee for the payment of, or as security for the payment of, taxes, assessments, municipal or governmental rates, charges, liens, water or sewer rents, or insurance premiums, if any, or in order to secure the performance of some other act by or obligation of the Owner Trustee or Tenant.

          (vii) The Indenture Trustee may exercise all rights and remedies of a secured party pursuant to the Uniform Commercial Code, as it is currently constituted or may hereafter be amended.

          (viii) The Indenture Trustee may exercise any and all other rights and remedies granted under this First Supplemental Indenture or the Original Indenture or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

          (c) Anything to the contrary provided in this First Supplemental Indenture or the Original Indenture notwithstanding, the Indenture Trustee shall not exercise any remedy hereunder other than the commencement of an action for judicial foreclosure of the lien of this First Supplemental Indenture unless the Indenture Trustee shall either (i) simultaneously and in conjunction with the exercise of such remedy, commence and pursue an action for judicial foreclosure of the lien of this First Supplemental Indenture or (ii) deliver to the Owner Trustee an Opinion of Counsel in form and from counsel reasonably satisfactory to the Owner Trustee that the exercise of such remedy in the absence of a concurrent action for judicial foreclosure will not impair the exercise of any rights or remedies reserved to the Owner Trustee pursuant to clause (cc) of the Granting Clause.

          (d) Any provision of the Lease, the Original Indenture or this First Supplemental Indenture to the contrary notwithstanding, if Tenant shall fail to pay any Excepted Payment to any Person entitled thereto as and when due, such Person shall have the right at all times, to the exclusion of the Indenture Trustee, to demand, collect, sue for, enforce performance of obligations relating to or otherwise obtain all amounts due in respect of such Excepted Payment; provided, however, that such Person shall not be entitled to collect
         --------  -------
such payment from or execute any judgment against or otherwise cause the placing of a Lien upon any asset constituting a portion of the Indenture Estate.

          SECTION 2.2  Actions for Ratable Benefit of Noteholders.  All proofs
                       ------------------------------------------
of claim, rights of action and rights to assert claims under the Original Indenture, this First Supplemental Indenture or under any of the Notes may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment or reimbursement of the proper charges, expenses or advances of the Indenture Trustee, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

          SECTION 2.3  Noteholders May Demand Enforcement of Rights by the
                       ---------------------------------------------------
Indenture Trustee.  Subject to Sections 2.1 and 2.12 hereof and Sections 8.3 and
- -----------------
8.4 of the Original Indenture, if an Indenture Event of Default shall have occurred and shall be continuing, the Indenture Trustee shall, upon the receipt of a Directive from a Majority in Interest of Noteholders and upon the offering of indemnity as provided in Section 9.1(e) of the Original Indenture, proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or, take any other appropriate remedy, to enforce payment of the principal of, or the Make-Whole Premium, if any, or interest on, the Notes or to foreclose the lien of this First Supplemental Indenture or to sell or to cause to be sold the Indenture Estate under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale herein granted, or take such other appropriate legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Indenture Trustee or the Noteholders, or, in case such Noteholders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall be in accordance with law and the provisions of this First Supplemental Indenture, and the Indenture Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Indenture Trustee in good faith shall determine that the suit, proceeding or exercise of the other remedy so requested would involve the Indenture Trustee in personal liability or expense.

          SECTION 2.4  Control by Noteholders.  A Majority in Interest of
                       ----------------------
Noteholders of Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee pursuant to this First Supplemental Indenture with respect to the Indenture Estate, provided that:

          (a) such direction shall not be in conflict with any rule of law or with the rights of the Owner Trustee under the Indenture, and

          (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

          SECTION 2.5  Noteholder May Not Bring Suit Except Under Certain
                       --------------------------------------------------
Conditions.  Subject to Sections 2.1 and 2.12 hereof and Sections 8.3 and 8.4 of
- ----------
the Original Indenture, a Noteholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of this First Supplemental Indenture or for the enforcement of any other remedy under or upon this First Supplemental Indenture, unless:

          (a) such Noteholder previously shall have given written notice to the Indenture Trustee of a continuing Indenture Event of Default;

          (b) the Indenture Trustee shall have received a Directive from not less than a Majority in Interest of Noteholders requesting that it institute such action, suit or proceeding and shall have been offered indemnity as provided in Section 9.1(e) of the Original Indenture;

          (c) the Indenture Trustee shall have refused or neglected to institute or prosecute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

          (d) no subsequent Directive from not less than a Majority in Interest of Noteholders inconsistent with the first such Directive has been given to the Indenture Trustee during such 60-day period.

          It is understood and intended that no one or more of the Noteholders shall have any right in any manner whatever hereunder or under the Notes to (i) surrender, impair, waive, affect, disturb or prejudice the lien of this First Supplemental Indenture on any property subject thereto or the rights of the Noteholders of any other Notes, (ii) obtain or seek to obtain priority over or preference to any other such Noteholder or (iii) enforce any right under this First Supplemental Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all the Noteholders, subject to the provisions of this First Supplemental Indenture.

          SECTION 2.6  Right of Noteholders to Receive Payment Not to Be
                       -------------------------------------------------
Impaired.  Anything in this First Supplemental Indenture to the contrary
- --------
notwithstanding, the right of any Holder of a Series * Note to receive payment of the principal of, the Make-Whole Premium, if any, and interest on, such Series * Note, on or after the respective due dates expressed in such Series * Note (or, in case of redemption, on the Redemption Date fixed for such Series * Note subject, however, in the case of an optional redemption or redemption pursuant to Section 6.1(b)(v) or 6.1(b)(vi) of the Original Indenture, to
Section 6.4(c) of the Original Indenture), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder of a Series * Note; provided, however, that such Holder of a Series * Note shall not have the right
- --------  -------
to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under Applicable Law result in the surrender, impairment, waiver or loss of the lien of this First Supplemental Indenture on the Indenture Estate or any part thereof.

          SECTION 2.7  No Action Contrary to Tenant's Rights Under the Lease.
                       -----------------------------------------------------
Notwithstanding the Granting Clause or any other provision of this First Supplemental Indenture or any provision of any other Operative Document to the contrary, the Indenture Trustee warrants, covenants and agrees that, unless an Event of Default shall have occurred and be continuing, the Indenture Trustee shall not (i) name Tenant as a party in any action or procedures to foreclose the lien of this First Supplemental Indenture, unless such joinder shall be required under Applicable Law, and in which case the Indenture Trustee shall not seek affirmative relief from Tenant in such action nor shall the Lease be cut-off or terminated nor Tenant's possession thereunder be disturbed in any such action or proceeding, and (ii) subject to the next succeeding sentence of this
Section 2.7, the Indenture Trustee will recognize the Lease and Tenant's rights thereunder. Without in any way limiting the requirements of Section 2.9, upon any acquisition by the Indenture Trustee or any purchaser at foreclosure or transferee pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code (collectively, a "Successor Landlord") of the Owner Trustee's
                                  ------------------
interest in the Lease, the Lease shall continue as a direct Lease between the Successor Landlord and Tenant upon all terms, covenants and conditions set forth in the Lease, except that the Successor Landlord shall not be (A) liable for any previous act or omission of Landlord under the Lease including, without limitation, with respect to any Owner Trustee Liens arising from any action or inaction of Landlord, (B) subject to any offsets, claims, defenses or counterclaims Tenant may have against the Owner Trustee, (C) bound by any prepayment of Rent not actually received by the Successor Landlord or (D) bound by any amendment to the Lease requiring the Indenture Trustee's consent unless such consent was obtained.

          SECTION 2.8  Waiver of Stay.  To the extent it may lawfully do so, the
                       --------------
Owner Trustee, for itself and for any Person who may claim through or under it, hereby:

          (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any statute or rule of law now or hereafter in force providing for any stay, moratorium, extension, appraisement, valuation or redemption or any statute of limitations or any rights to require a marshalling of assets which may delay, prevent or otherwise hinder (i) the performance or enforcement or foreclosure of this First Supplemental Indenture, (ii) the sale of any of the Indenture Estate, or (iii) the putting of the purchaser or purchasers thereof into possession of the Property immediately after the sale thereof;

          (b) waives and releases all benefit or advantage of such laws; and

          (c) consents and agrees that the Indenture Estate may at any such sale be sold by the Indenture Trustee in parcels or as an entirety.

          SECTION 2.9  Right of the Indenture Trustee to Perform Covenants, Etc.
                       ---------------------------------------------------------
If the Owner Trustee shall fail to make any payment required to be made or to perform any act required to be performed by it hereunder or under the Lease, the Indenture Trustee, without notice to or demand upon the Owner Trustee and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Indenture Estate. All sums so paid by the Indenture Trustee and all costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel and other professionals) so incurred together with interest thereon from the date of payment or occurrence, shall constitute additional indebtedness secured by this First Supplemental Indenture and shall be paid from the Indenture Estate to the Indenture Trustee on demand. The Indenture Trustee shall not be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or negligence on the part of the Indenture Trustee.

          SECTION 2.10  Restoration of Rights and Remedies.  In case the
                        ----------------------------------
Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this First Supplemental Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner Trustee, the Owner Participant, the Indenture Trustee, the Noteholders and Tenant shall be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, powers and remedies of the Indenture Trustee shall continue as if no such proceedings had been taken.

          SECTION 2.11  Rights and Remedies Cumulative.  Each and every right,
                        ------------------------------
power and remedy herein specifically given to the Indenture Trustee under this First Supplemental Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee and the exercise or the beginning of the exercise of any right, power and remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Owner Participant or to be an acquiescence therein.

          SECTION 2.12  Right of the Owner Trustee to Pay Interest, Principal,
                        ------------------------------------------------------
Etc.
- ---

          (a) (i) In the event of any default by Tenant in the payment of any installment of Basic Rent due under the Lease, the Owner Trustee or the Owner Participant, without the consent of the Indenture Trustee or any Noteholder, may pay to the Indenture Trustee, for application in accordance with Section 4.1 of the Original Indenture, a sum equal to the amount of all (but not less than all) principal and interest as shall then be due and payable on the Series * Notes, together with any interest on account of such payment being overdue as provided in Article 4 of the Original Indenture.

          (ii) In the event of any default by Tenant in the performance of any obligation under the Lease (other than the obligation to pay Basic Rent) or any other Operative Document, the Owner Trustee or the Owner Participant, without the consent of the Indenture Trustee or any Holder of a Series * Note, may exercise Landlord's rights under Article 42 of the Lease to perform such obligation on behalf of Tenant.

          (iii) Solely for the purpose of determining whether there exists an Indenture Event of Default, (A) any payment by the Owner Trustee or the Owner Participant pursuant to, and in compliance with, Section 2.12(a)(i) shall, for the purposes of the Indenture, be deemed to remedy any default by Tenant in the payment of installments of Basic Rent theretofore due and payable under the Lease and to remedy any default by the Owner Trustee in the payment of any amount due and payable under the Series * Notes and (B) any performance by the Owner Trustee or the Owner Participant of any obligation of Tenant under the Lease pursuant to, and in compliance with,
     Section 2.12(a)(ii) shall, for the purposes of the Indenture, be deemed to remedy any default by Tenant in the performance of such obligation under the Lease and to remedy any related default by the Owner Trustee under this Indenture.

          (iv) This Section 2.12(a) shall not apply to any default by Tenant in the payment of any installment of Basic Rent due under the Lease if such default by Tenant is the fourth (4th) or more consecutive, or the seventh
     (7th) or more during the term of this Indenture, default in the payment of Basic Rent under the Lease.

          (v) Upon the exercise of any cure right under this Section 2.12(a), neither the Owner Trustee nor the Owner Participant shall obtain any Lien on any part of the Indenture Estate on account of any payment made or the costs and expenses incurred in connection therewith nor shall any claim of the Owner Trustee or the Owner Participant against Tenant or any other Person for the repayment thereof impair the prior right and security interest of the Indenture Trustee in and to the Indenture Estate.

          (b) (i) Upon the exercise of any right to cure defaults under Section 2.12(a), the Owner Participant or the Owner Trustee, as the case may be, shall be subrogated to the rights of the Holders of the Series * Notes to receive from the Indenture Trustee the installment of Basic Rent with respect to which the Owner Trustee or the Owner Participant effected such a cure (including interest on account of such installment being overdue) in the manner set forth in Section 2.12(b)(ii).

          (ii) If the Indenture Trustee shall thereafter receive such installment of Basic Rent, then, notwithstanding the requirements of
     Section 4.1 of the Original Indenture, the Indenture Trustee forthwith shall remit such installment of Basic Rent to the Owner Trustee or the Owner Participant, as the case may be, in reimbursement for the funds so advanced by either of them; provided, however, that, if any Indenture Event
                                 --------  -------
     of Default shall have occurred and then be continuing, such installment of Basic Rent shall not be remitted to the Owner Trustee or the Owner Participant but shall be held by the Indenture Trustee as security for the obligations secured hereby with respect to the Series * Notes and distributed in accordance with Section 4.1(b) of the Original Indenture, as appropriate; and provided, further, that if the principal of and interest
                      --------  -------
     on the Series * Notes shall have become due and payable pursuant to Section
     8.2 of the Original Indenture, such installment of Basic Rent shall be distributed by the Indenture Trustee in accordance with Section 4.3 of the Original Indenture.

          (c) The provisions of this Section 2.12 shall not apply during any period when Tenant is either an Owner Participant or otherwise controls the Owner Trustee.

                                 ARTICLE 3

                           SUBORDINATION OF INDENTURE

          SECTION 3.1  Subordination of Security Interest in Indenture Estate
                       ------------------------------------------------------
for Reasons Other Than Condemnation.  The Indenture Trustee shall subordinate
- -----------------------------------
the lien of this First Supplemental Indenture to any easements or rights-of-way granted pursuant to Article 13 of the Lease upon receipt by the Indenture Trustee of a Request from the Owner Trustee or Tenant requesting such subordination.

          SECTION 3.2  Appointment of the Indenture Trustee as Attorney-in-Fact.
                       ---------------------------------------------------------
For the purpose of executing and delivering any subordination agreement described in this Article 3, the Indenture Trustee is hereby irrevocably constituted as agent and attorney-in-fact for the Holders of the Series * Notes and to that end may execute, sign, seal, acknowledge and deliver all necessary instruments of subordination as may be requested by Tenant or the Owner Trustee.


                                   ARTICLE 4

                            MISCELLANEOUS PROVISIONS

          SECTION 4.1  Execution in Counterparts.  This instrument may be
                       -------------------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 4.2  Tenant Not Liable.  In no event shall any provision of
                       -----------------
this First Supplemental Indenture or the Series * Notes constitute a guaranty or assumption by Tenant of the Series * Notes or the indebtedness represented thereby.

          SECTION 4.3  Limitation of Liability.  It is expressly understood and
                       -----------------------
agreed by the parties hereto that (a) each of the representations, undertakings and agreements herein made on the part of the Indenture Trustee is made and intended not as personal representations, undertakings and agreements by Shawmut Bank Connecticut, National Association but is made and intended for the purpose of binding only the Indenture Estate and (b) under no circumstances shall Shawmut Bank Connecticut, National Association be personally liable for the payment of any indebtedness or expenses of the Indenture Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Indenture Trustee under this First Supplemental Indenture (except as otherwise expressly provided herein or in the Operative Documents).

          SECTION 4.4  Security Agreement and Financing Statement.  It is the
                       ------------------------------------------
intention of the parties hereto that this First Supplemental Indenture shall constitute a security agreement within the meaning of the Uniform Commercial Code with respect to the interest of the Owner Trustee, as debtor, in the Indenture Estate that is covered by the Uniform Commercial Code, and that a security interest shall attach thereto for the benefit of the Indenture Trustee, as secured party, as security for the Secured Obligations. This instrument shall also be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Indenture Estate, and the Owner Trustee shall be the "debtor" and the Indenture Trustee shall be the "secured party" with respect thereto, and the addresses of each such party shall be as set forth on the first page hereof. The Owner Trustee hereby authorizes the Indenture Trustee to file financing and continuation statements with respect to such security interests, without the signature of the Owner Trustee whenever lawful and, upon request, the Owner Trustee shall promptly execute financing and continuation statements to further evidence and secure the Indenture Trustee's interest therein, and shall pay all filing fees in connection therewith.

          SECTION 4.5  Assignment of Rent. The Owner Trustee irrevocably and
                       ------------------
absolutely grants, transfers and assigns to the Indenture Trustee, for so long as any of the Series * Notes remain outstanding, all of the Owner Trustee's right, title and interest in and to all Rent (excluding all Excepted Payments and Excepted Rights) under the Lease. Nothing contained in this First Supplemental Indenture, nor the exercise of the right by the Indenture Trustee to collect the Rent under the Lease, shall be deemed to make the Indenture Trustee a "mortgagee in possession" or shall be, or be construed to be, an affirmation by the Indenture Trustee of, or an assumption of liability by the Indenture Trustee under, or a subordination of the lien of this First Supplemental Indenture to, any tenancy, lease or option.

          SECTION 4.6  State Law Provisions.  In each state for which there is a
                       --------------------
State Law Addendum annexed hereto, the provisions of such State Law Addendum shall apply to this First Supplemental Indenture, and, to the extent that there are any inconsistencies between the terms and provisions hereof and thereof, the terms of the State Law Addendum shall govern.

          SECTION 4.7  Execution as First Supplemental Indenture.  This First
                       -----------------------------------------
Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

          SECTION 4.8  Responsibility for Recitals, Etc.  The recitals contained
                       --------------------------------
herein and in the Series * Notes, except the Indenture Trustee's certificate of authentication, shall be taken as the statements of the Owner Trustee, and the Indenture Trustee assumes no responsibility for the correctness of the same.

          SECTION 4.9  GOVERNING LAW.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL
                       -------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED WITHOUT REFERENCE TO THE CHOICE OF LAW DOCTRINE OF SUCH STATE.

          SECTION 4.10  Ratification of Indenture.  As supplemented by this
                        -------------------------
First Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture as so supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          SECTION 4.11  Effect of Headings and Table of Contents.  The Article
                        ----------------------------------------
and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

          SECTION 4.12  Successors and Assigns.  All covenants, agreements,
                        ----------------------
representations and warranties in this First Supplemental Indenture by the Indenture Trustee and the Owner Trustee shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          SECTION 4.13  Severance.  In case any provision in this First
                        ---------
Supplemental Indenture or in the Series * Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 4.14  Benefits of Indenture.  Nothing in this First
                        ---------------------
Supplemental Indenture or in the Series * Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, the Owner Participant and its successors and permitted assigns and the Holders of the Series * Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

          SECTION 4.15  No Recourse Against Others.  No director, officer,
                        --------------------------
employee or stockholder, as such, of the Remainderman Participant, the Remainderman Trustee, the Owner Trustee or the Owner Participant, as the case may be, or any Affiliate of the foregoing shall have any liability for any obligations of the Owner Trustee under this First Supplemental Indenture or for any claim based on, or in respect of or by reason of such obligations or their creation. Each Holder of a Series * Note by accepting a Series * Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series * Notes.

          SECTION 4.16  Exculpation.  Anything herein to the contrary
                        -----------
notwithstanding, except as set forth in the following proviso: (i) all and each of the representations, warranties, covenants and agreements herein made on the part of the Owner Trustee are made and intended not as personal representations, warranties, covenants and agreements by the Owner Trustee in its individual capacity or for the purpose or with the intention of binding it personally but are made and intended for the purpose of binding only the Indenture Estate, and the Original Indenture, this First Supplemental Indenture and the Series * Notes are executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and
(ii) no personal liability or responsibility is assumed hereunder or under the Series * Notes by or shall at any time be enforceable against the Owner Trustee in its individual capacity or the Owner Participant on account of any representation, warranty, covenant or agreement hereunder of the Owner Trustee, either express or implied, all such personal liability, if any, being expressly waived by the Indenture Trustee and (by its acceptance of a Series * Note) deemed to have been waived by each Holder of a Series * Note and by all Persons claiming by, through or under such Holder of a Series * Note; provided, however,
                                                              --------  -------
that (A) the Corporate Owner Trustee in its individual capacity shall be liable hereunder (1) for the performance of its agreements made in such capacity under
Section 8 of the Participation Agreement, (2) in the case of the inaccuracy of any representation or warranty on the part of the Corporate Owner Trustee made in its individual capacity under Section 14(d) of the Participation Agreement and (3) for its own willful misconduct or gross negligence; and (B) the Individual Owner Trustee, if any, in his individual capacity shall be liable hereunder (1) for the performance of his agreements made in such capacity under
Section 8 of the Participation Agreement, (2) in the case of the inaccuracy of any representation or warranty on the part of the Individual Owner Trustee made in his individual capacity under Section 14(e) of the Participation Agreement and (3) for his own willful misconduct or gross negligence. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations hereunder, and its predecessor Owner Trustee in its individual capacity and as the Owner Trustee shall be released from all further duties and obligations hereunder and under each other Operative Document, without prejudice to any claims against such predecessor Owner Trustee in its individual capacity or as the Owner Trustee for any default by such predecessor Owner Trustee in its individual capacity or as the Owner Trustee, respectively, in the performance of its obligations hereunder and under the other Operative Documents to which it is a party prior to such appointment or for any inaccuracies in warranties, willful misconduct or gross negligence during the term of such predecessor Owner Trustee.

              SECTION 4.17  Compensation, Reimbursement and Indemnification.
                            -----------------------------------------------

          (a) It is understood that the Owner Trustee or, to the extent so provided, Tenant, shall pay all Transaction Expenses in the amounts and manner set forth in Section 32 of the Participation Agreement and that the Owner Trustee shall be entitled to receive Additional Rent from Tenant to pay the reasonable on-going fees and expenses of the

Indenture Trustee (including reasonable legal fees) incurred in connection with the performance of the Indenture Trustee's duties under this Indenture and the other Operative Documents. To the extent that the Owner Trustee and Tenant do not fulfill their respective obligations with respect to the compensation and reimbursement of the Indenture Trustee, the Indenture Trustee shall have, and the Owner Trustee hereby grants to the Indenture Trustee, a lien on the Indenture Estate with respect to the Landlord Interest, second only to the lien created by this First Supplemental Indenture in favor of the Holders of the Series * Notes, to secure the payment of such compensation and expense reimbursement to the Indenture Trustee.

          (b) The Owner Trustee hereby agrees to indemnify, or cause to be indemnified, each of the Indenture Trustee, in its individual capacity, any predecessor Indenture Trustee and any Authorized Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trusts created hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder but only to the extent such loss, liability or expense is indemnified by Tenant pursuant to Sections 23 and 24 of the Participation Agreement and only if Tenant has failed to pay such loss, liability or expense. To the extent that the Owner Trustee does not fulfill its obligations set forth in the preceding sentence with respect to the indemnification of the Indenture Trustee, the Indenture Trustee shall have, and the Owner Trustee hereby grants to the Indenture Trustee, a lien on the Indenture Estate with respect to the Landlord Interest, second only to the lien created by this First Supplemental Indenture in favor of the Holders of the Series * Notes, to secure the payment of such compensation and expense reimbursement to the Indenture Trustee.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the ____ day of June, 1995, to be effective as of the day and year first above written.

                                 CORPORATE OWNER TRUSTEE:

[Corporate seal]              Wilmington Trust Company,  not in its individual
                              capacity, except as otherwise provided, but solely as the Corporate Owner Trustee

Attest:


                                          By:
- ----------------------------------           ----------------------------------
Name:                                           Name:
Title:                                          Title:


WITNESSES:



- ----------------------------------
Name:



- ----------------------------------
Name:


WITNESSES:                                INDIVIDUAL OWNER TRUSTEE:




- ----------------------------------        ----------------------------------
Name: William J. Wade, not in his individual capacity, except as otherwise provided, but solely as the Individual Owner Trustee

- ----------------------------------
Name:

                                          CORPORATE INDENTURE TRUSTEE:

[Corporate seal]                          Shawmut Bank Connecticut, National
                                          Association,
                                          not in its individual capacity,
                                          except as otherwise provided, but
                                          solely as the Corporate Indenture
                                          Trustee
Attest:


                                          By:
- ----------------------------------           ----------------------------------
Name:                                           Name:
Title:                                          Title:

WITNESSES:



- ----------------------------------
Name:



- ----------------------------------
Name:


WITNESSES:                                INDIVIDUAL INDENTURE TRUSTEE:




- ----------------------------------        ----------------------------------
Name: Kathy A. Larimore, not in her individual capacity, except as otherwise provided, but solely as the Co-Indenture Trustee

- ----------------------------------
Name:

STATE OF            )
                    )  ss.:
COUNTY OF           )


          The foregoing First Supplemental Indenture was acknowledged before me, the undersigned Notary Public, in the County of _______ this _____ day of _____________, 1995, by ____________________, as ____________________ of
Wilmington Trust Company, ___________________________, not in its individual capacity, except as expressly set forth in the foregoing Indenture, but solely as the Corporate Owner Trustee on behalf of the Owner Trustee.


                              ----------------------------------
                              Notary Public



STATE OF            )
                    )  ss.:
COUNTY OF           )


          The foregoing First Supplemental Indenture was acknowledged before me, the undersigned Notary Public, in the County of _______ this _____ day of _____________, 1995, by William J. Wade, not in his individual capacity, except as expressly set forth in the foregoing Indenture, but solely as the Individual Owner Trustee on behalf of the Owner Trustee.


                              ----------------------------------
                              Notary Public

STATE OF            )
                    )  ss.:
COUNTY OF           )

          The foregoing First Supplemental Indenture was acknowledged before me, the undersigned Notary Public, in the County of ____________ this __ day of ________________, 1995, by _____________________, as ______________________ of
Shawmut Bank Connecticut, National Association, not in its individual capacity, except as expressly set forth in the foregoing Indenture, but solely as the Corporate Indenture Trustee on behalf of the Indenture Trustee.


                              ----------------------------------
                              Notary Public



STATE OF            )
                    )  ss.:
COUNTY OF           )

          The foregoing First Supplemental Indenture was acknowledged before me, the undersigned Notary Public, in the County of ____________ this __ day of ________________, 1995, by Kathy A. Larimore, not in her individual capacity, except as expressly set forth in the foregoing Indenture, but solely as the Co-Indenture Trustee on behalf of the Indenture Trustee.



                              ----------------------------------
                              Notary Public

                                   Appendix A

                         DEFINITIONS AND RULES OF USAGE


          Section 1.1  Rules of Usage.  The following rules of usage shall apply
                       --------------
to the document to which this Appendix is appended unless otherwise required by the context:

               (a) Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

               (b) Unless otherwise indicated, references in the document to which this Appendix is appended to appendices, articles, schedules, sections or exhibits are references to appendices, articles, schedules, sections or exhibits of such document.

               (c) The headings, subheadings and table of contents used in the document to which this Appendix is appended are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect their meaning, construction or effect.

               (d) References to any Person shall include such Person, its successors and permitted assigns.

               (e) "or" is not exclusive and "include" and "including" are not limiting.

               (f) "hereby," "herein," "hereof," "hereunder" or like words used in the document to which this Appendix is appended refer to such document, as it may be amended, modified or supplemented from time to time in accordance with its terms.

          Section 1.2  Definitions.  As used in the document to which this
                       -----------
Appendix is appended, the following terms shall have the respective meanings assigned thereto:

          "Act" when used with respect to any Noteholder shall have the meaning
           ---
set forth in Section 1.4 of the Original Indenture.

          "Additional Rent" shall have the meaning set forth in the Lease.
            ---------------

          "Adjusted Termination Value" shall have the meaning set forth in
           --------------------------
the Lease.

                                    APP A-2

          "Affiliate", with respect to any Person, shall mean any other Person
           ---------
directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Applicable Law" shall mean all applicable laws, Environmental Laws,
           --------------
statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

          "Assigned Payments" shall have the meaning set forth in the
           -----------------
Granting Clause.

          "Authenticating Agent" shall mean any Person authorized to
           --------------------
authenticate and deliver Notes of any series on behalf of the Indenture Trustee pursuant to Section 9.10(b) of the Original Indenture.

               "Authorized Agent" shall mean any Paying Agent, Registrar or
                ----------------
Authenticating Agent.

          "Authorized Officer" shall mean, with respect to the Indenture
           ------------------
Trustee, any officer in the Corporate Trust Administration department of the Indenture Trustee who shall be duly authorized by appropriate corporate action to authenticate a Note or to execute any Operative Document, and shall mean, with respect to any Owner Trustee, any officer of any Owner Trustee in its Corporate Trust Administration department who shall be duly authorized by appropriate corporate action to deliver an Owner Trustee Request or to execute any Operative Document.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as
           ---------------
amended and as the same may be further amended, and any other Applicable Law with respect to bankruptcy, insolvency or reorganization that is successor thereto.

          "Base Term" shall have the meaning set forth in the Lease.
           ---------

          "Basic Rent" shall have the meaning set forth in the Lease.
           ----------

          "Business Day" shall mean any day other than a Saturday or Sunday or
           ------------
other day on which banks in New York, New York, Troy, Michigan or the city in which the

                                    APP A-3

Indenture Trustee's Office is located are authorized or required to be closed, or, if no Note is Outstanding, the city in which the principal corporate trust office of the Owner Trustee is located.

          "Casualty" shall mean an event by which the Improvements or any
           --------
substantial portion thereof are damaged or destroyed and which causes Tenant to terminate the Lease and to make a Tenant's Purchase Offer in accordance with Articles 14(h) and 40 of the Lease.

          "Closing Date" shall mean June __, 1995.
           ------------

          "Condemnation" shall mean a total or partial condemnation of the
           ------------
Property which causes Tenant to terminate the Lease and to make a Tenant's Purchase Offer in accordance with Articles 15(a) and 40 of the Lease.

          "Corporate Owner Trustee" shall have the meaning set forth in the
           -----------------------
preamble to the Indenture.

          "Deed" shall mean the deed delivered by Tenant or other applicable
           ----
seller to the Owner Trustee pursuant to the Purchase Agreement conveying the Estate for Years in the Land and the fee interest in the Improvements.

          "Defaulted Installment" shall have the meaning set forth in
           ---------------------
Section 2.7 of the Original Indenture.

          "Defaulted Interest" shall have the meaning set forth in Section
           ------------------
2.7 of the Original Indenture.

          "Demised Premises" shall have the meaning set forth in the Lease.
           ----------------

          "Directive" shall mean one or more instruments in writing executed in
           ---------
accordance with the terms and provisions of the Indenture by the party issuing the Directive, or its duly authorized agents or attorneys-in-fact, by Persons representing a Majority in Interest of the Holders of the Notes in question directing the Indenture Trustee to take or refrain from taking the action specified in such instrument or otherwise advising the Indenture Trustee; provided, however, that each Holder of the Notes in question, or its duly
- --------  -------
authorized agent or attorney-in-fact, shall be entitled to direct the Indenture Trustee only with respect to the aggregate unpaid principal amount of such Notes (or portion thereof) issued and Outstanding that are registered in the name of such Holder and that are certified by such Holder or its duly authorized agent or attorney-in-fact to be (a) held by it for its own account and not pledged as collateral for any of its obligations or (b) pledged as collateral for one or more of its obligations, or obligations with respect to which it is acting as trustee under a

                                    APP A-4

related indenture, but in respect of which it has received a directive, satisfactory in form and substance to the Indenture Trustee given by the Holder or Holders of a proportionate interest in the obligations secured by such Notes in accordance with the instrument governing such obligations. More than one Directive can be given by a registered Holder of such Notes or its duly authorized agent or attorney-in-fact pursuant to clause (b) of the preceding sentence, and such Directives may be contradictory or inconsistent, so long as each Directive to take or refrain from taking the action specified therein or otherwise advising the Indenture Trustee meets the requirements of said clause
(b).

          "Dollar" or "$" shall mean the lawful currency of the United
           ------      -
States of America.

          "Environmental Claims" shall have the meaning set forth in the
           --------------------
Lease.

          "Environmental Law" shall have the meaning set forth in the
           -----------------
Lease.

          "Estate for Years" shall mean, with respect to the Property, the
           ----------------
estate for years granted by Tenant or other applicable seller to the Owner Trustee in the land of such Property, for a term of 30 years.

          "Event of Default" shall have the meaning set forth in Article 20
           ----------------
of the Lease.

          "Event of Loss" shall mean a Casualty or a Condemnation.
           -------------

          "Excepted Payments" shall mean:
           -----------------

          (a) any amounts payable as Additional Rent under the Lease to the Owner Trustee in its individual capacity or to the Owner Participant, including all indemnity payments to which the Owner Trustee in its individual capacity or the Owner Participant, or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees thereof) is entitled under the Operative Documents;

          (b) any amounts other than Basic Rent payable under any Operative Document to reimburse the Owner Trustee or the Owner Participant or any of their respective Affiliates (including the reasonable expenses of the Owner Trustee or the Owner Participant, incurred in connection with any such payment) for performing or complying with any of the obligations of Tenant under and as permitted by any Operative Document;

                                    APP A-5

          (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to, or maintained by, the Owner Trustee in its individual capacity or the Owner Participant or any Affiliate of the Owner Participant;

          (d) any amount payable to, or for the benefit of, the Owner Participant as the purchase price for the interests conveyed pursuant to Section 3 of the Participation Agreement; and

          (e) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (d) above.

          "Excepted Rights" shall mean (a) all rights with respect to Excepted
           ---------------
Payments of the Person entitled thereto; provided, however, that the rights of
                                         --------  -------
the Owner Trustee to receive Rent under each Lease shall not constitute an Excepted Right, (b) the rights of such Person to demand, collect, sue for or otherwise receive and enforce payment of Excepted Payments, including, but not limited to, the right to declare an Event of Default under the Lease by reason of such failure to receive an Excepted Payment; provided, however, that the
                                                --------  -------
rights set forth in the clause (b) shall not include any remedies under the Lease other than the right to proceed by appropriate action to enforce performance by Tenant of the applicable covenants or to recover damages because of such failure and (c) all rights and privileges expressly reserved to the Owner Trustee with the Indenture Trustee pursuant to the First Supplemental Indenture for the periods specified in the First Supplemental Indenture and the Original Indenture.

          "Exchange Date" shall have the meaning set forth in Section 7.1
           -------------
of the Original Indenture.

          "Expenses" shall mean liabilities, obligations, losses (excluding loss
           --------
of anticipated profits), damages, penalties, claims (including Environmental Claims), actions. suits, judgments, out-of-pocket costs, expenses and disbursements (including reasonable legal fees and expenses and reasonable consultants' fees and expenses) of any kind and nature whatsoever, whether or not subject to litigation; provided, however, that "Expenses" shall in no
                           --------  -------        --------
circumstances include ordinary and usual operating or overhead expenses, including internal legal costs.

          "First Supplemental Indenture" shall mean that certain Mortgage, Deed
           ----------------------------
of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and First Supplemental Indenture, dated as of the Closing Date, between the Owner Trustee and the Indenture Trustee with respect to the Property, as the same may be amended from time to time.

          "GAAP" shall mean generally accepted accounting principles.
           ----

                                    APP A-6

          "Governmental Action" shall have the meaning set forth in the
           -------------------
Participation Agreement.

          "Governmental Authority" shall mean any local, regional, county, state
           ----------------------
and Federal governments, agencies, authorities, courts and offices having jurisdiction over the Property.

          "Granting Clause" shall mean the clause entitled "GRANT OF
           ---------------
SECURITY" in the First Supplemental Indenture.

          "Granting Clause Documents" shall have the meaning set forth in
           -------------------------
the Granting Clause.

          "Improvements" shall mean the improvements located on the Land.
           ------------

          "Indemnitee" shall have the meaning set forth in the
           ----------
Participation Agreement.

          "Indenture Default" shall mean an event which, after giving of notice
           -----------------
or lapse of time, or both, would become an Indenture Event of Default.

          "Indenture Estate" shall have the meaning set forth in the First
           ----------------
Supplemental Indenture.

          "Indenture Event of Default" shall mean any of the events
           --------------------------
specified in Section 8.1 of the Original Indenture.

          "Indenture Trustee" shall have the meaning given in the preamble
           -----------------
to the Original Indenture.

          "Indenture Trustee's Liens" shall mean Liens against the Indenture
           -------------------------
Estate that result from acts of, or any failure to act by, or as a result of claims against, the Indenture Trustee, in its individual or fiduciary capacity, unrelated to the transactions contemplated by the Operative Documents or that are in breach of any covenant or agreement of the Indenture Trustee, in its individual or fiduciary capacity, set forth in any of the Operative Documents, unless such action or failure to act is consented to by Landlord and Tenant or is a result of the occurrence or continuance of an Event of Default.

          "Indenture Trustee's Office" shall mean the office of the Indenture
           --------------------------
Trustee located at 777 Main Street, Hartford, Connecticut 06115, or such other office as may be designated by the Indenture Trustee to the Owner Trustee and each Holder of an Outstanding Note under the Indenture.

                                    APP A-7

          "Independent Investment Banker" shall mean an independent investment
           -----------------------------
banking institution of national standing appointed by Tenant (who shall be reasonably acceptable to the Owner Participant) on behalf of the Owner Trustee; provided that if the Indenture Trustee shall not have received written notice of
- -------- ----
such an appointment at least 10 days prior to the applicable redemption date or if an Indenture Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the
- ------------------------------
Indenture Trustee. The fees and expenses of any such Independent Investment Banker shall be paid by Tenant.

          "Individual Owner Trustee" shall have the meaning set forth in
           ------------------------
the preamble to the Indenture.

          "Installment Payment Amount" shall mean, with respect to any
           --------------------------
Outstanding Note, the amount of the installment payment of principal due and payable on each Installment Payment Date other than the Stated Maturity thereof, which amount shall be set forth in the Supplemental Indenture creating the applicable series of Notes.

          "Installment Payment Date" shall mean each date on which an
           ------------------------
Installment Payment Amount is due and payable on any Outstanding Note, as set forth in the Supplemental Indenture creating the applicable series of Notes.

          "Interest Payment Date" shall mean each date on which interest is due
           ---------------------
on any Outstanding Note, as set forth in the Supplemental Indenture creating the applicable series of Notes.

          "Land" shall mean the land described in Exhibit A of the First
           ----                                   ---------
Supplemental Indenture.

          "Landlord" shall have the meaning set forth in the Lease.
           --------

          "Landlord's Acceptance" shall have the meaning set forth in the
           ---------------------
Lease.

          "Landlord Interest" shall mean the Improvements on, the Estate for
           -----------------
Years in, and the rights of Landlord under the Option Agreement with respect to, the Land.

          "Lease" shall mean that certain lease, dated as of the Closing Date,
           -----
between Landlord and Tenant covering the Property, as amended, supplemented or otherwise modified from time to time.

          "Liabilities" shall have the meaning set forth in Section 9.1 of
           -----------
the Original Indenture.

                                    APP A-8

          "Lien" shall mean any mortgage, deed of trust, pledge, security
           ----
interest, encumbrance, lien, easement, restriction, servitude or charge of any kind encumbering the Property other than Permitted Exceptions, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

          "Majority in Interest of Noteholders" shall mean Holders of a
           -----------------------------------
particular series or subseries of Notes holding a majority in principal amount of all Outstanding Notes of such series or subseries of Notes at the time of any such determination.

          "Make-Whole Premium" shall mean, with respect to any Notes to be
           ------------------
redeemed, the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the date of such redemption to the Stated Maturity of such Notes discounted semiannually on each Installment Payment Date at a rate equal to the Treasury Rate, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Notes plus accrued but unpaid interest on such Notes (but not any accrued interest in default), as determined by an Independent Investment Banker as of the third Business Day prior to the Redemption Date for such Notes; provided, however, that if such redemption occurs on or after the Make-Whole
- --------  -------
Premium Termination Date for such Note, the Make-Whole Premium shall be zero; provided further, however, that in no event shall the aggregate of all amounts
- -------- -------  -------
accrued or paid pursuant to any Notes or any related document that, under Applicable Laws, constitute or may be deemed to constitute interest on the indebtedness evidenced by such Notes ever exceed the maximum nonusurious rate of interest permitted by whichever of applicable federal or state laws permits the lower interest rate.

          "Make-Whole Premium Termination Date" shall mean, with respect to the
           -----------------------------------
Series *-1 Notes, ______ __, ____, and with respect to the Series *-2 Notes, ________, ____.

          "Material Default" shall have the meaning set forth in the Lease.
           ----------------

          "Maturity", when used with respect to any Note, shall mean the date on
           --------
which the principal of such Note becomes due and payable as therein or in the corresponding Indenture provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Noteholder" or "Holder" shall mean the registered owners from
           ----------      ------
time to time of the Outstanding Notes.

                                    APP A-9

          "Note Register" shall have the meaning given in Section 2.5 of
           -------------
the Original Indenture.

          "Notes" shall mean the notes issued pursuant to any Supplemental
           -----
Indenture.

          "Officers' Certificate" shall mean (a) in the case of an Owner Trustee
           ---------------------
in its individual capacity or as Owner Trustee, or in the case of the Indenture Trustee in its individual capacity or as Indenture Trustee, a certificate signed by any Authorized Officer of such Person and (b) in the case of any other Person, a certificate signed by the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person.

          "Operative Documents" shall have the meaning set forth in the
           -------------------
Purchase Agreement.

          "Opinion of Counsel" shall mean a written opinion of counsel for any
           ------------------
Person either expressly referred in the Indenture or otherwise reasonably satisfactory to the Indenture Trustee which may include, without limitation, counsel to the Owner Trustee or the Owner Participant, whether or not such counsel is an employee of any of them.

          "Option Agreement" shall mean the Option Agreement, dated as of the
           ----------------
Closing Date, between the Owner Trustee and the Remainderman Trustee setting forth the option of Landlord to ground lease or purchase the Land from the Remainderman Trustee effective at the expiration of the Estate for Years, as amended, supplemented or otherwise modified from time to time.

          "Original Indenture" shall mean that certain Trust Indenture, dated as
           ------------------
of the Closing Date, between the Owner Trustee and the Indenture Trustee with respect to the Property, as the same may be supplemented and/or amended pursuant to Supplemental Indentures.

          "Outstanding", when used with respect to Notes, shall mean, as of the
           -----------
date of determination, all such Notes theretofore issued, authenticated and delivered under

                                   APP A-10

the Indenture, except (a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, (b) Notes or portions thereof for the payment of which the Indenture Trustee holds (and has notified the Noteholders thereof that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (c) Notes in exchange for, or in lieu of, which other Notes have been issued, authenticated and delivered pursuant to the Original Indenture.

          "Owner Participant" shall mean the Owner Participant under the
           -----------------
Trust Agreement.

          "Owner Participant Interest" shall have the meaning set forth in
           --------------------------
Section 2 of the Participation Agreement.

          "Owner Trustee" shall mean Wilmington Trust Company, a Delaware
           -------------
banking corporation, not in its individual capacity, except as expressly provided herein, but solely as owner trustee (together with its permitted successors and assigns, the "Corporate Owner Trustee") having an address at 1100
                             -----------------------
North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 and William J. Wade, not in his individual capacity, except as expressly provided herein, but solely as owner trustee (together with his permitted successors and assigns, the "Individual Owner Trustee"; together with the Corporate Owner
              ------------------------
Trustee, the "Owner Trustee", as trustee under the Trust Agreement, having an
              -------------
address c/o the Corporate Owner Trustee.

          "Owner Trustee Liens" shall have the meaning set forth in Section
           -------------------
8 of the Participation Agreement.

          "Owner Trustee Purchase Price" shall have the meaning set forth
           ----------------------------
in the Purchase Agreement.

          "Participation Agreement" shall mean the Participation Agreement
           -----------------------
(1995-*), dated as of the Closing Date, among Tenant, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Remainderman Participant, the Remainderman Trustee and the Pass Through Trustee, as the same may be further amended, modified or supplemented from time to time in accordance with the provisions thereof.

          "Pass Through Certificate" shall mean any Pass Through Certificate
           ------------------------
issued pursuant to a Pass Through Trust Agreement, as contemplated by, or otherwise in connection with, the Participation Agreement.

          "Pass Through Trust" shall mean each Pass Through Trust created
           ------------------
pursuant to a Pass Through Trust Agreement.

                                   APP A-11

          "Pass Through Trust Agreement" shall mean each Pass Through Trust
           ----------------------------
Agreement, dated as of the Closing Date, between Tenant and the Pass Through Trustee.

          "Pass Through Trustee" shall mean Shawmut Bank Connecticut, National
           --------------------
Association, not in its individual capacity except as expressly provided otherwise in the Participation Agreement but solely in its capacity as trustee under each Pass Through Trust Agreement, and such other person that may from time to time be acting as successor trustee under each Pass Through Trust Agreement.

          "Paying Agent" shall have the meaning set forth in Section 5.9 of
           ------------
the Original Indenture.

          "Permitted Exceptions" shall mean, with respect to the Property, the
           --------------------
Indenture and the Lease and those exceptions to title listed on Schedule B-II to the policy of owner's and lender's title insurance delivered pursuant to Article 5 of the Purchase Agreement and approved by the Owner Trustee and the Indenture Trustee.

          "Permitted Investments" shall mean bonds, notes and other obligations
           ---------------------
of the United States of America and securities unconditionally guaranteed as to the payment of principal and interest by the United States of America or any agency thereof having the full faith and credit of the United States of America, and having maturities, when acquired, of not more than six months or such lesser time as is necessary for payment of any amounts pursuant to the Indenture.

          "Permitted Liens" shall have the meaning set forth in Article 19
           ---------------
of the Lease.

          "Person" shall mean any individual, partnership, corporation, limited
           ------
liability company, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

          "Property" shall mean the Land together with the Improvements.
           --------

          "Prospectus" shall mean each prospectus contained in the Registration
           ----------
Statement at the time it becomes effective and at the time that any post effective amendment thereto becomes effective and each prospectus filed pursuant to Rule 424(b) under the Securities Act in connection with any sale of the Pass Through Certificates, as the same may be supplemented.

          "Purchase Agreement" shall mean that certain Agreement for Sale of
           ------------------
Real Estate, dated as of the Closing Date, among Tenant, the Owner Trustee, the Remainderman Trustee and the other parties thereto.

                                   APP A-12

          "Purchase Offer Termination Date" has the meaning set forth in
           -------------------------------
the Lease.

          "Record Date" shall have the meaning set forth in Section 2.7 of
           -----------
the Original Indenture.

          "Redemption Date", when used with respect to any Note or portion
           ---------------
thereof to be redeemed, shall mean the date or dates fixed for such redemption by or pursuant to the Indenture.

          "Redemption Price", when used with respect to any Note or portion
           ----------------
thereof to be redeemed, shall mean the price at which such Note or portion thereof is to be redeemed, determined as of the applicable Redemption Date, pursuant to Article 6 of the Original Indenture.

          "Registrar" shall mean any Person acting as Note Registrar
           ---------
pursuant to Section 2.5 of the Original Indenture.

          "Registration Statement" shall mean the Registration Statement on Form
           ----------------------
S-3 (File No. _______), including any amendments or supplements thereto and including all exhibits and schedules thereto and all documents incorporated in such registration statement by reference, filed with the SEC under the Securities Act in connection with the offer, issuance and sale of the Pass-Through Certificates at the time such registration statement becomes effective and at the time that each post-effective amendment thereto becomes effective.

          "Remainderman Participant" shall mean the Remainderman
           ------------------------
Participant under the Remainderman Trust Agreement.

          "Remainderman Trustee" shall mean First Security Bank of Utah, N.A., a
           --------------------
national banking association (the "Corporate Remainderman Trustee") and Val T.
                                   ------------------------------
Orton, an individual (the "Individual Remainderman Trustee"), not in their
                           -------------------------------
individual capacities, but solely as the Remainderman Trustee under the Remainderman Trust Agreement and each additional or separate trustee appointed pursuant to Section 11.2 of the Remainderman Trust Agreement.

          "Remainderman Trust Agreement" shall mean the Remainderman Trust
           ----------------------------
Agreement (1995-*), dated as of June __, 1995, between the Remainderman Trustee and the Remainderman Participant, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and the Participation Agreement.

                                   APP A-13

          "Remaining Weighted Average Life" shall mean, for any Note, at the
           -------------------------------
Redemption Date of such Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal, including the payment due on the Stated Maturity of such Note, by (ii) the number of days from and including the Redemption Date to but excluding the regularly scheduled dates of each such scheduled payment of principal by (b) the then unpaid principal amount of such Note.

          "Rent" shall have the meaning set forth in the Lease.
           ----

          "Request" shall mean a request signed in the name of the
           -------
requesting party by an Authorized Officer thereof.

          "Responsible Officer" shall mean, with respect to the subject matter
           -------------------
of any representation, warranty, covenant, agreement or obligation of any party contained in any Operative Document, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.

          "SEC" shall mean the Securities and Exchange Commission of the United
           ---
States of America, as from time to time constituted, created under the Securities Exchange Act, or if at any time such commission is not existing and performing the duties assigned to it as of the Closing Date under the Trust Indenture Act, then the body performing such duties at such time.

          "Secured Obligations" shall have the meaning set forth in the
           -------------------
paragraph immediately prior to the Granting Clause.

          "Securities Act" shall mean the Securities Act of 1933, as amended and
           --------------
as the same may be further amended, or any comparable successor Applicable Law.

          "Securities Exchange Act" shall mean the Securities Exchange Act of
           -----------------------
1934, as amended and as the same may be further amended, or any comparable successor Applicable Law.

          A "series of Notes" shall mean all Notes issued pursuant to a
             ---------------
particular Supplemental Indenture.

          "Special Additional Rent" shall have the meaning set forth in
           -----------------------
Article 3(b) of the Lease.

                                   APP A-14

          "State Law Addendum" means an addendum, if any, to the First
           ------------------
Supplemental Indenture setting forth special granting clauses, provisions regarding remedies of the Indenture Trustee and certain other provisions which are necessary or appropriate to reflect the laws and regulations of the state in which the Property encumbered by the First Supplemental Indenture is located.

          "Stated Maturity", when used with respect to any Note, shall mean the
           ---------------
date specified in such Note as the fixed date on which the final payment of principal of such Note is due and payable.

          "Supplemental Indenture" shall mean a supplemental indenture to the
           ----------------------
Indenture pursuant to which the Notes are issued, including, without limitation, the First Supplemental Indenture.

          "Tax" or "Taxes" shall mean any and all fees (including, without
           ---      -----
limitation, documentation, recording, license and registration fees), taxes (including, without limitation, net income, net receipts, franchise, value added, ad valorem, gross income, gross receipts, sales, use, excise, transfer, rental, property (personal and real, tangible and intangible), and stamp taxes), levies, imposts, duties, charges, assessments or withholding of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax, interest thereon and other charges.

          "Tenant" shall mean Kmart Corporation, a Michigan corporation.
           ------

          "Tenant's Purchase Offer" shall have the meaning set forth in the
           -----------------------
Lease.

          "Termination Date" shall have the meaning set forth in the Lease.
           ----------------

          "Termination Value" shall have the meaning set forth in the
           -----------------
Lease.

          "Transaction Expenses" shall have the meaning set forth in the
           --------------------
Participation Agreement.

          "Treasury Rate" shall mean, with respect to each Note to be redeemed,
           -------------
a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life Date (as defined below) of such Note, as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Note, in each case as published in the most recent

                                   APP A-15

H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Note is reported in the most recent H.15(519), as published in H.15(519)). For purposes hereof:
"H.15(519)" means, Statistical Release H. 15(519), Selected Interest Rates, or
- ----------
any successor publication, published by the Board of Governors of the Federal Reserve system; "the most recent H.15(5l9)" means the latest H.15(519) which is
                 -------------------------
published prior to 12:00 noon New York city time on the third Business Day prior to the applicable Redemption Date; and "Average Life Date" means, with respect
                                        -----------------
to the redemption of a Note, the date that follows the applicable Redemption Date by a period equal to the Remaining Weighted Average Life of such Note.

          "Tripartite Agreement" shall mean that certain Agreement of Covenants,
           --------------------
Conditions and Restrictions (Tripartite Agreement), dated as of the Closing Date, among Tenant, Landlord and the Remainderman Trustee, as amended, modified or otherwise supplemented from time to time.

          "Trust" shall mean the trust created by the Trust Agreement.
           -----

          "Trust Agreement" shall mean the Trust Agreement (1995-*), dated as of
           ---------------
June __, 1995, between the Owner Participant and the Owner Trustee, as the same may be further amended, modified or supplemented from time to time in accordance with the provisions thereof and of the Indenture and the Participation Agreement.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as
           -------------------
amended and as the same may be further amended, or any comparable successor Applicable Law.

          "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial
           ---      -----------------------
Code as in effect in any applicable jurisdiction.

                                   EXHIBIT A
                                   ---------

                           Real Property Descriptions

                                   EXHIBIT B
                                   ---------


                             FORM OF SERIES * NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

No.____
$ _________ (________ United States Dollars) (the "Principal Amount")


                           WILMINGTON TRUST COMPANY,
                      a Delaware banking corporation, and
                        WILLIAM J. WADE, an individual,
                  not in their individual capacities except as
       expressly stated in the Indenture, but solely as the Owner Trustee under the Trust Agreement (1995-*)
                           dated as of June __, 1995



SERIES * NOTE

INTEREST RATE:  [        ]
STATED MATURITY:  [      ]
REGISTERED NOTEHOLDER:  [           ]

          WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as owner trustee (together with its permitted successors and assigns, the "Corporate
                                                                  ---------
Owner Trustee") having an address at 1100 North Market Street, Rodney Square
- -------------
North, Wilmington, Delaware 19890-0001 and WILLIAM J. WADE, not in his individual capacity, except as expressly provided herein, but solely as owner trustee (together with his permitted successors and assigns, the "Individual
                                                                  ----------
Owner Trustee"; together with the Corporate Owner Trustee, the "Owner Trustee",
- -------------                                                   -------------
as trustees under that certain Trust Agreement (1995-*), dated as of June __, 1995 (the "Trust Agreement")), having an address c/o the Corporate Owner
           ---------------
Trustee, for value received and intending to be legally bound, hereby promises to pay to the Registered Noteholder named above, or registered assigns, the principal sum in Dollars equal to the Principal Amount specified on the face hereof in installments on each Installment Payment Date as set forth herein below with the final installment due and payable at the Stated Maturity specified above and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at the interest rate per annum specified above on the principal amount from time to time Outstanding in respect of the period commencing on and including the date hereof and ending on the date when the principal amount hereof shall have been paid in full, payable on each Interest Payment Date.

          All amounts payable by the Owner Trustee hereunder and under the Trust Indenture (the "Original Indenture"), dated as of June __, 1995, between the
                ------------------
Owner Trustee and Shawmut Bank Connecticut, National Association, a national banking association organized and existing under the laws of the United States of America, not in its individual capacity, except as expressly provided thereunder, but solely as trustee thereunder (together with its permitted successors and assigns, the "Corporate Indenture Trustee") and Kathy A.
                             ---------------------------
Larimore, an individual, not in her individual capacity, except as expressly provided therein, but solely as trustee thereunder (together with her permitted successors and assigns, the "Co-Indenture Trustee"; together with the Corporate
                             --------------------
Indenture Trustee, the "Indenture Trustee"), as supplemented by the Mortgage,
                        -----------------
Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and First Supplemental Indenture, dated as of June __, 1995 (the "First Supplemental Indenture"; the Original Indenture, together with the First
- -----------------------------
Supplemental Indenture and all other supplemental indentures thereto is referred to herein as the "Indenture"), shall be made only from assets subject to, or
                  ---------
intended to be subject to the lien of the First Supplemental Indenture, the income and all payments of principal and interest shall be made in accordance with the terms of the Indenture. Each Noteholder, by its acceptance of this Series * Note, agrees that (a) it will look solely to the assets subject to or intended to be subject to the lien of the First Supplemental Indenture or the income and proceeds received by the Indenture Trustee therefrom to the extent available for distribution to such Noteholder as provided in the Indenture and
(b) neither the Owner Participant nor, except as otherwise expressly provided in the Indenture, the Owner Trustee in its individual capacity is liable to such Noteholder for any amounts payable under this Series * Note or the Indenture.

          The interest or Installment Payment Amount (other than that payable on the Stated Maturity hereof) so payable, and punctually paid or duly provided for, on the applicable Installment Payment Date or Interest Payment Date, as provided in the Indenture, shall be paid to the Person in whose name this Series
* Note is registered at the close of business on the Record Date for payment of such interest or Installment Payment Amount, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date or Installment Payment Date, as the case may be. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Noteholder on such Record Date and may be paid to the Person in whose name this Series * Note is registered at the close of business on a subsequent Record Date for the payment of such Defaulted Interest or Defaulted Installment to be fixed by the Indenture Trustee (which date shall be not less than 10 Business Days prior to the payment of such Defaulted Interest or Defaulted Installment), notice of which shall be given to Noteholders entitled thereto not less than 15 days preceding such subsequent Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series * Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 2.7 of the Original Indenture.

          The principal of, the Make-Whole Premium, if any, and interest on this Series * Note shall be payable in immediately available funds at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 5.3 of the Original Indenture, or as otherwise directed in the manner provided in the Indenture. Notwithstanding the foregoing or any provision herein to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by any Holder of this Series * Note by written notice to the Owner Trustee and the Indenture Trustee, all amounts payable by the Owner Trustee hereunder to such Holder of this Series * Note or a nominee therefor either (i) by transferring by wire in immediately available funds to an account maintained by such Holder with a bank in the United States the amount to be distributed to such Holder or (ii) by mailing a check denominated in U.S. dollars to such Holder at such address as such Holder of this Series * Note shall have specified in such notice, in any case without any presentment or surrender of this Series * Note except that the Holder shall surrender this Series * Note to the Indenture Trustee upon payment in full of the principal amount of and interest on this Series * Note and such other sums as may then be payable to such Holder under the Indenture or under this Series * Note.

          Capitalized terms used in this Series * Note which are not otherwise defined herein shall have the meanings ascribed thereto in Appendix A to the
Original Indenture.   Reference is made to the Original Indenture and the First
Supplemental Indenture (copies of which are on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged, mortgaged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Indenture Trustee and the

Holders of the Series * Notes and the terms upon which the Series * Notes are, and are to be, executed and delivered, as well as a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder agrees by its acceptance of this Series
* Note.

          On each Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Amount set forth in the following chart for such Installment Payment Date:

                Installment   Installment
                  Payment       Payment
                   Date          Amount
               -------------  ------------

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________

                               $________


          As more fully provided in the Indenture, the Series * Notes are subject to redemption under the circumstances set forth in Article 6 of the Original Indenture.

          If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid and any interest accrued hereon of the Series
* Notes may, subject to certain rights of the Owner Trustee or the Owner Participant (or both) contained or referred to in the Indenture, be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an Indenture Event of Default constitutes an Event of Default by the Tenant under the Lease, subject to the provisions of the Indenture, including certain specified limitations, the Indenture Trustee may declare the Lease to be in default, and may exercise one or more of the remedies of the Owner Trustee provided in the Lease.

          The Owner Trustee or the Owner Participant may cure any default by the Tenant under the Lease arising from the failure of the Tenant to make any payment of Basic Rent under the Lease, provided that such failure of the Tenant is not the fourth consecutive such failure, or the seventh cumulative such failure. In the event of any default by the Tenant of any obligation under the Lease (other than the obligation to pay Basic Rent), the Owner Trustee or the Owner Participant may (but are not obligated to, to the extent not prohibited by Applicable Law) make any payment or perform or comply with any such agreement as the Tenant shall be obligated to pay, perform or comply with under the Lease.

          The right of the Holder of this Series * Note to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

          Following an Indenture Event of Default arising out of a Lease Event of Default, the Owner Trustee may, subject to the conditions specified in the Indenture, purchase or redeem all of the Notes in accordance with the terms of the Indenture. Each Noteholder, by accepting this Series * Note, agrees, subject to the provisions of the Indenture, that, upon payment to the Indenture Trustee of the aggregate unpaid principal amount of the Outstanding Notes, plus, in the event, and only in the event, the condition set forth in Section 8.4(c)(D) of the Original Indenture has been satisfied, the Make-Whole Premium, together with accrued but unpaid interest thereon to the date of such redemption or purchase (as well as any interest on overdue principal) and any other amounts due and payable to the Noteholders, and upon satisfaction of all of the conditions contained in the Indenture pertaining to the purchase of the Notes by the Owner Trustee, such Holder shall be deemed to have sold this Series * Note to the Owner Trustee or its designee.

          The Series * Notes are issuable only in registered form in denominations of $1,000 or integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series * Notes (i) are transferred on the Note Register upon surrender of the Series * Note for registration of transfer at the office or agency of the Note Registrar to be maintained for that purpose, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Holder of such Series * Notes or his attorney duly authorized in writing, or (ii) are exchangeable at the office or agency of the Registrar maintained for that purpose for an equal aggregate principal amount of Series * Notes and, in each case, thereupon one or more new Series * Notes of the same series with the same interest rate and Stated Maturity as the Series * Notes so to be transferred or exchanged, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or such Holder, as the case may be.

          No service charge will be made to any Holder of a Series * Note for any such transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentation of this Note for registration of transfer, the Person in whose name this Series * Note is registered shall be deemed to be the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Series * Note shall be overdue, regardless of any notice to anyone to the contrary.

          THE SERIES * NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW DOCTRINE OF SUCH STATE.


                                     * * *

            IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed.

Date:  June __, 1995                 CORPORATE OWNER TRUSTEE:

                                     Wilmington Trust Company,  not in its
                                     individual capacity, except as otherwise provided, but solely as the Corporate Owner Trustee



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:



                                    INDIVIDUAL OWNER TRUSTEE:



                                    -------------------------------------------
                                    William J. Wade, not in his individual
                                    capacity, except as otherwise provided, but solely as the Individual Owner Trustee

                     FORM OF CERTIFICATE OF AUTHENTICATION
                     -------------------------------------


This is one of the Series * Notes, due [ ] described in the within mentioned Indenture.

                              SHAWMUT BANK CONNECTICUT,
                              NATIONAL ASSOCIATION, as Indenture Trustee


                              By:
                                 --------------------------------------
                                  Authorized Officer